                                                                    Exhibit 10.9

                       MANUFACTURING AND SUPPLY AGREEMENT

          This Manufacturing and Supply Agreement (this "Agreement") dated as of this 9th day of December, 2003 (the "Effective Date") is entered into by and between Luitpold Pharmaceuticals, Inc., a New York corporation ("Luitpold"), and
BioMimetic Pharmaceuticals, Inc., a Delaware corporation ("BMPI") (each, individually, a "Party" and, collectively, the "Parties").

          WHEREAS, BMPI shall manufacture and supply the Licensed Products (as defined below) to Luitpold; and

          WHEREAS, Luitpold shall purchase its requirements of the Licensed
Products exclusively from BMPI for mutually agreed upon limited purposes.

          NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the sufficiency of which is hereby acknowledged, the Parties to this Agreement, intending to be legally bound, mutually agree as follows:

1.   Definitions. For purposes of this Agreement, the initially capitalized terms in this Agreement, whether used in the singular or plural, shall have the following meanings:

     1.1. "Affiliate" means any company, corporation, business or entity controlled by or under common control with either Luitpold or BMPI.
          "Control" means direct or indirect beneficial ownership of at least fifty percent (50%) interest in the voting stock (or the equivalent)
          of such corporation or other business having the right to direct, appoint or remove a majority or more of the members of its board of directors or their equivalent, or having the power to control the general management of such company, corporation, business or entity, by contract, law or otherwise.

     1.2. "Approval Date" means the date BMPI obtains approval from the FDA or is granted a "CE" mark or another form of marketing authorization in the European Union, whichever occurs first, to market and sell the
          Licensed Products in the applicable jurisdiction in accordance with the Exclusive Sublicense Agreement.

     1.3. "cGMP" means current Good Manufacturing Practices and includes the
          Medical Device Quality Systems Regulations (QSR) as defined in 1.11 in the United States existing on the Effective Date, as promulgated by the FDA.

     1.4. "Confidential Information" shall have the meaning set forth in Section
          6.1.

     1.5. "BMPI Mark" shall have the meaning set forth in Section 7.2.

     1.6. "Defective Licensed Products" means Licensed Products that do not meet the Specifications in Exhibit B or the warranties in Section 10.1.

     1.7. "Disclosing Party" shall have the meaning set forth in Section 6.1.

     1.8. "FDA" means the U.S. Food and Drug Administration and its Canadian and
          European Union counterpart, and any successor agencies thereto.

     1.9. "Initial Term" shall have the meaning set forth in Section 11.1.

     1.10. "LIBOR" shall have the meaning set forth in Section 4.4.

     1.11. "Licensed Products" means any product consisting essentially of a combination of recombinant human PDGF-BB and a synthetic or natural matrix. The Licensed Product shall initially be as described in
          Exhibit A, provided such exhibit may be amended by the Parties from time to time.

     1.12. "QSR" means Quality System Regulations in the United States as promulgated by the FDA.

     1.13. "Receiving Party" shall have the meaning set forth in Section 6.1.

     1.14. "Renewal Term" shall have the meaning set forth in Section 11.1.

     1.15. "Representatives" shall have the meaning set forth in Section 6.2.

     1.16. "Specifications" means the specifications for Licensed Products attached hereto as Exhibit B.

     1.17. "Sublicense Agreement" shall mean the Exclusive Sublicense Agreement by and between BMPI and Luitpold dated December 9, 2003.

     1.18. "Term" shall have the meaning set forth in Section 11.1.

     1.19. "Unit" shall mean 0.5 ml of rhPDGF-BB and 0.5 cc's of Beta-TCP at the concentration set forth in Exhibit B or if another carrier is used, the appropriate amount of that carrier.

2.   Supply of Product.

     2.1. General. During the Term, BMPI shall be the sole and exclusive supplier of the Licensed Products to Luitpold and Luitpold shall purchase all of its requirements for the Licensed Products only from
          BMPI and shall offer to sell, sell, and otherwise commercialize the
          Licensed Products, directly and through distributors, only in accordance with the Sublicense Agreement. In the event the Licensed
          Product contains a component that Luitpold has the right to market separately (for sake of illustration only to include Bio-Oss(R)
          Bio-Oss Collagen(R) or Bio-Gide(R), and Luitpold provides this component to BMPI at no cost, the transfer price of the Licensed
          Product to Luitpold shall be reduced proportionately to any cost savings BMPI receives. BMPI will provide Luitpold information on the calculation of any such cost savings.

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     2.2. Rolling Forecasts. No later than March 1, 2004, Luitpold will provide to BMPI a forecast of its requirements for the Licensed Products during each of the six (6) calendar quarters beginning with the second quarter of 2004. On the first day of the third month of each calendar quarter during the term of this Agreement, Luitpold shall update the forecasted requirements for each of the calendar quarters covered by the previous forecast and shall include forecasted requirements for an additional calendar quarter. Each forecast provided in accordance herewith shall specify the number of Units of the Licensed Products required by Luitpold in each covered calendar quarter in the form set forth in Exhibit C. In the first year following Approval, the requirements for the first two quarters covered by each forecast are binding, and in each year thereafter, the requirements for each of the first three quarters covered by each forecast are binding, and
          Luitpold shall be obligated to purchase and pay for one hundred percent (100%) of the forecasted requirements for such calendar quarters, whether or not Luitpold issues purchase orders for the forecasted amounts of the Licensed Products in accordance with Section
          2.3; provided, however, that a binding order for any period shall be reduced on a pro rata basis if the Approval Date occurs during such period but has not occurred by the beginning of such period.

     2.3. Purchase Orders. A minimum of ninety (90) days prior to Luitpold's requested shipment date for any order of the Licensed Products,
          Luitpold shall submit a purchase order to BMPI specifying the number of Units of Licensed Products to which the order relates, the address to which the order should be shipped and the requested delivery date.
          BMPI will accept and fill all purchase orders that comply with the terms of this Agreement so long as the ordered quantities of the
          Licensed Products do not exceed the forecasted requirements for the month in which delivery is requested. BMPI will use commercially reasonable efforts to fill any purchase order for quantities of the
          Licensed Products that exceed the forecasted requirements for the month in which delivery is requested as promptly as practicable, but
          BMPI cannot guarantee that it will be able to fill any such order by the requested delivery date.

     2.4. Minimum Order Requirements. Luitpold shall order the minimum quantities of the Units set forth in Exhibit D during each twelve (12)
          month period after the first purchase order as provided in Section 2.3
          (the "First Purchase Order"). If Luitpold does not order the required quantity of Units of the Licensed Products during any specified twelve
          (12) month period after the First Purchase Order or the anniversary date thereof, BMPI shall invoice and ship to Luitpold at the end of such period, and Luitpold shall pay BMPI within thirty (30) days after the date of Luitpold's invoice, for the cost of that quantity of the
          Licensed Products by which Luitpold's orders during the specified period fall short of the minimum order requirement for such period at
          BMPI's then existing price of Units as set forth in Section 4.1 hereof.

     2.5. Addressee of Rolling Forecasts and Firm Orders. All rolling forecasts and purchase orders shall be sent by Luitpold to the person at the address identified on Exhibit E as such exhibit may be amended from time to time by BMPI.

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     2.6. Additional or Different Terms. Any rolling forecasts, purchase orders, confirmations, acceptances, advices and similar documents submitted by
          Luitpold in conducting the activities contemplated under this
          Agreement are for administrative purposes only and any legal terms that may be included on such forms shall not add to or modify the provisions of this Agreement. To the extent there are any conflicts or inconsistencies between this Agreement and any such document, the provisions of this Agreement shall control as to a particular order unless otherwise agreed to in writing by the Parties.

3.   Delivery and Inspection.

     3.1. Terms of Delivery. All shipments of the Licensed Product shall be on a first-to-expire, first out basis from BMPI's distribution facility and will have a shelf life of not less than one (1) year. Title and risk of loss or damage to any shipment of the Licensed Products sold by BMPI to Luitpold hereunder shall pass to Luitpold upon delivery of the Licensed Products by BMPI to the carrier for shipment to Luitpold.
          Unless otherwise agreed upon by the parties or instructed by Luitpold,
          BMPI may select a carrier for the account and risk of Luitpold. All shipments shall be made at the expense of Luitpold.

     3.2. Accompanying Documentation. With each shipment of the Licensed
          Products, BMPI shall provide Luitpold with (a) commercially appropriate shipping documentation, including, without limitation, bills of lading and any additional documentation reasonably requested by Luitpold, (b) a Certificate of Analysis for each batch that shall record conformance of the shipment with the Specifications in Exhibit
          B, the QSR and/or cGMP and (c) an invoice for the amount of Licensed
          Products delivered in such shipment. Containers shipped with the
          Licensed Products shall be properly marked by BMPI as reasonably requested by Luitpold.

     3.3. Inspection of Licensed Product.

          3.3.1. Within fifteen (15) business days after Luitpold's receipt of a shipment of the Licensed Products, Luitpold shall inspect the
               Licensed Products and the documentation accompanying such
               shipment. Luitpold shall promptly, and in no event more than fifteen (15) business days after receipt of such shipment, notify
               BMPI of any Defective Licensed Products or error in the
               documentation and provide a detailed description of the Defective
               Licensed Products or the error. If Luitpold does not notify BMPI of any Defective Licensed Products or error in the documentation accompanying any shipment within fifteen (15) business days after
               Luitpold's receipt of a shipment of the Licensed Products,
               Luitpold shall be deemed to have accepted such shipment.

          3.3.2. Should Luitpold reject any Licensed Products as a Defective
               Licensed Products or find any discrepancy between the shipping documents and the Licensed Products received, and subject to acknowledgement of such Defective Licensed Products or shipment error by BMPI, BMPI shall provide

                                       4

               to Luitpold a replacement shipment of the missing or Defective
               Licensed Products as promptly as possible, but in no event more than ninety (90) days after such notice as Luitpold's sole and exclusive remedy for the Defective Licensed Products or the shipment error, and Luitpold shall return to BMPI at BMPI's expense or destroy, at BMPI's option, any Defective Licensed
               Products.

          3.3.3. Except to the extent Luitpold provides notice to BMPI in accordance with Section 3.3.1, all Licensed Products delivered to
               Luitpold shall be deemed accepted by Luitpold fifteen (15)
               business days after Luitpold's receipt thereof. In addition, if any shipment of the Licensed Products fails to meet the
               Specifications as a result of a cause occurring after receipt of the Licensed Products by Luitpold, including, without limitation, storage or handling not conforming with BMPI's written storage and handling instructions as specified in Exhibit F, BMPI shall not be responsible for such failure.

     3.4. Inspection of Manufacturing Records and Facilities.

          3.4.1. BMPI shall maintain and retain, and make available to Luitpold for audits, not more than once per calendar year (except where a recall occurs), during regular business hours and upon ten (10)
               business days advance written notice to BMPI its facility(ies)
               and records including standard operating procedures, quality assurance manufacturing records, validation records, batch production records and other records (excluding financial
               records) directly related to the supply of the Licensed Products as required by FDA or other applicable regulations. BMPI may delay such inspection for a period of up to thirty (30) days if, in its good faith judgment, such delay is necessary to avoid a significant disruption to its business. The sole purpose
               Luitpold's audit shall be to review the compliance of BMPI with the terms of this Agreement and applicable regulatory
               requirements. All information reviewed by Luitpold shall be subject to the confidentiality provisions of this Agreement and the Nondisclosure Agreement between BMPI and Luitpold dated April
               28, 2003, and may not be duplicated.

          3.4.2. Luitpold shall maintain, retain, and make available to BMPI for audits, not more than once per calendar year (except where a recall occurs) its facilities and records including standard operating procedures, quality assurance records, customer
               service, storage and distribution records and other records
               (excluding financial records) directly related to the storage and distribution of the Licensed Product. Luitpold shall make these records available at their facilities, during normal business hours upon ten (10) business days advanced written notice.
               Luitpold may delay such audit for a period up to thirty (30) days if, in its good faith judgment, such delay is necessary to avoid significant disruption to its business. The sole purpose of
               BMPI's audit shall be to review Luitpold's compliance with the terms of this agreement and applicable regulatory requirements.
               All information reviewed by BMPI shall be subject to

                                       5

               the confidentiality provisions of this Agreement and the
               Nondisclosure Agreement between BMPI and Luitpold dated April 28,
               2003, and may not be duplicated.

          3.4.3. Each party is responsible for its own costs relating to any audit.

          3.4.4. In the event of a Product Notification or Recall, as described in Section 5 of this Agreement, the ten (10) business day
               advanced notification requirement for audits by either Party will be waived by the other Party and both Parties will negotiate an immediate audit date in good faith. The date for such audit shall not be more than five (5) business days from the date of the notification.

4.   Payment Obligations.

     4.1. Price. The price of the Licensed Products shall equal ** per Unit, which price may be increased by BMPI annually, beginning twelve (12)
          months following first shipment of Licensed Products by BMPI to
          Luitpold, by the lesser of (a) ** of the price per Unit charged during the preceding year and (b) a percentage equal to the percentage increase, if any, in the Consumer Price Index for the most recent month for which the Index is available over the Consumer Price Index for the corresponding month in the previous year. For purposes of this provision, the term "Consumer Price Index" shall mean the "Index
          Number" for "All Items" as published in the Revised Consumer Price
          Index--Cities (36 mo. avg. 1982-84 = 100) by the Bureau of Labor
          Statistics of the U.S. Department of Labor. To the extent that there are changes or modifications to the Specifications or the Unit, the
          Parties shall negotiate adjustments to the price in good faith.

     4.2. Payment Terms. During the two (2) years after the First Purchase
          Order, ** of the applicable price for any order shall be due and payable at the time of submission of the applicable purchase order, and the balance shall be due and payable within ** days after the date of BMPI's applicable invoice to Luitpold. Thereafter, the invoice shall be due and payable within ** days of BMPI's applicable invoice to Luitpold. BMPI shall issue an invoice for each order on the date that the order is shipped. All payments to be made hereunder shall be payable in United States dollars.

     4.3. Changes in Regulatory Requirements or Increased Costs. If, during the
          Term, there are any changes in the QSR or cGMPs or any other law, rule or regulation affecting the manufacture and sale of Licensed Products or an increase in total production cost of greater than ** of the total production cost the preceding year such increased costs shall be passed on to Luitpold in the form of an increase to the price upon ninety (90) days written notice. Luitpold shall have the right to verify increases to the price through an independent third party auditor acceptable to both Parties. Prior to the effectiveness of any such law, rule or regulation or increase in cost of components, BMPI shall provide Luitpold with written notice of any such law, rule or regulation or

                                       6

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

          increase that, to its knowledge, is proposed, as well as any material updates to such proposal. In the event the production price increases by more than ** in two consecutive years, Luitpold may find an alternative source of the Licensed Products provided Luitpold gives
          BMPI thirty (30) days written notice of the alternative source and the price per Unit offered by the alternative source. BMPI shall have thirty (30) days from the date of such notice to agree to provide the
          Licensed Products at the same price quoted by the alternative source or to terminate this Agreement.

     4.4. Late Payments. Any payments due under this Section 4 that are not made on or before the date specified under the provisions of this Agreement shall bear interest, to the extent permitted by law, at an annual rate of three percentage points above the 30-day London InterBank Offering
          Rate ("LIBOR") as reported in The Financial Times (or any other publication agreed to by the Parties) on the date such payment is due, with interest calculated based on the number of days such payment is delinquent.

5.   Product Notifications and Recall.

     5.1. Notification by Luitpold. Luitpold will: (a) notify BMPI in writing of any claim or proceeding involving the Licensed Products within ten
          (10) days after Luitpold learns of such claim or proceeding; and (b)
          report promptly to BMPI all claimed or suspected defects in the
          Licensed Products.

     5.2. Notification to BMPI. Until such times as BMPI shall assign the regulatory approvals to Luitpold, Luitpold will notify BMPI of all potential adverse experiences and/or injuries, serious and non-serious, no later than five (5) calendar days from the date that
          Luitpold learns of the event. It will be BMPI's sole responsibility to report all adverse experience reports and other pharmacovigilance information to regulatory bodies, worldwide. If a product
          investigation by a party or government office or agency results in a potential product recall or correction of the Licensed Products, BMPI shall retain full authority and responsibility for decisions on such recall or correction. If BMPI decides to conduct a recall or correction, BMPI will provide written notice to Luitpold that includes a summary of the reason for and implementation of such action. BMPI shall provide such information as Luitpold may reasonably require to prepare any customer notification of such recall or correction, which notification shall be issued by Luitpold.

     5.3. Procedure. Until such time as BMPI shall assign the regulatory approvals to Luitpold, any recall, correction or notification shall be handled in accordance with the recall, correction and customer notification policy and procedures maintained by BMPI. BMPI shall retain full authority and responsibility for communication with regulatory bodies, world-wide, as it relates to any recall or product notification. BMPI shall promptly reimburse all reasonable, necessary and documented costs for any recall of the Licensed Products that are incurred by Luitpold with the prior approval of BMPI. Exhibit G attached hereto provides the form of Standard Operating Procedure

                                        7

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

          ("SOP") for such notification. The SOP may be updated from time to time to reflect future regulatory requirements.

6.   Confidentiality.

     6.1. Definition. As used in this Agreement, "Confidential Information"
          means any proprietary or confidential information, technical data, trade secrets or know-how of a Party (the "Disclosing Party"), including, without limitation, research, product plans, products, service plans, services, business plans, customer lists and customers, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, marketing, distribution and sales methods and systems and profit figures, finances and other business information disclosed to the other Party hereto (the
          "Receiving Party") by or on behalf of the Disclosing Party, either directly or indirectly, in writing, orally or by drawings or inspection of documents or other tangible property; provided that (a)
          any Confidential Information disclosed in tangible form will be marked as confidential and/or proprietary information by the Disclosing Party and (b) any Confidential Information disclosed in intangible form will be identified as confidential and/or proprietary information of the
          Disclosing Party at the time of disclosure and summarized in writing to the Receiving Party within thirty (30) days of its disclosure. The
          Parties agree that the provisions of this Agreement shall be considered the Confidential Information of both Parties and shall not be disclosed by either Party except as set forth in this Section 6.

     6.2. Duties of Confidentiality and Non-Use. During the Term, and for a
          period of ten (10) years thereafter, the Receiving Party will maintain in confidence all Confidential Information disclosed to it by the
          Disclosing Party. The Receiving Party shall not use, disclose or grant use of the Disclosing Party's Confidential Information except as required under this Agreement. To the extent that disclosure is authorized by this Agreement, the Disclosing Party shall obtain prior agreement from its employees, agents, consultants, Affiliates, subcontractors and sublicensees (collectively, the "Representatives")
          to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. Each Receiving Party shall use at least the same standard of care as it uses to protect its own Confidential
          Information to ensure that its Representatives do not disclose or make any unauthorized use of such Confidential Information. Each Receiving
          Party shall promptly notify the other upon discovery of any unauthorized use or disclosure of Confidential Information.

     6.3. Exceptions. The obligations regarding "Confidential Information" set forth in Section 6 shall not apply to:

          6.3.1. information that, at the time of disclosure, was published, known publicly, or otherwise in the public domain;

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          6.3.2. information that, after disclosure, is published, becomes known publicly, or otherwise becomes part of the public domain through no fault of the Receiving Party;

          6.3.3. information that, prior to the time of disclosure, is known to the Receiving Party, as evidenced by its written records, and is not then subject to an obligation of confidentiality to any third party;

          6.3.4. information that, after disclosure, is made available to the
               Receiving Party by a third party under no obligation of
               confidentiality and without restriction on its further disclosure by the Receiving Party; and

          6.3.5. information that is required to be disclosed pursuant to the order of any court or governmental agency with competent
               jurisdiction or where disclosure is otherwise required by law
               (provided, however, that (a) any such disclosure shall not otherwise relieve the Receiving Party of its continuing
               confidentiality and non-use obligations hereunder with respect to all of the Confidential Information, including the information disclosed by it to the court or agency under this clause and (b)
               the Receiving Party shall give the Disclosing Party reasonable advance notice of any such disclosure and cooperate reasonably with the Disclosing Party in the Disclosing Party's efforts to object to such disclosure and to obtain the recipient's agreement to maintain the confidentiality of the Confidential Information disclosed under this clause).

     6.4. Permitted Disclosure. Each Party and its Representatives may disclose
          Confidential Information to the extent such disclosure is reasonably necessary for the purpose of the implementation of this Agreement to individuals or entities bound by the same terms of Section 6 hereto, including, without limitation, for purposes of complying with any applicable statute or governmental regulation, and any required disclosure to FDA or any other regulatory authority.

7.   Intellectual Property.

     7.1. Licensed Products. BMPI shall remain the exclusive owner of all right, title and interest in and to all intellectual property rights in the
          Licensed Products. No license to or assignment of any patent, invention, patent right, material right, or trade secret anywhere in the world by BMPI is conveyed by this Agreement. If the Licensed
          Products, alone and not in combination with any other substance or object, infringe or misappropriate the rights of any third party, BMPI shall have the right, at its option, to (a) procure the right to continue to supply the Licensed Products to Luitpold for use as provided in this Agreement; or (ii) terminate this Agreement without liability to Luitpold.

     7.2. Use of Name. Luitpold is permitted to use the product names GEM, GEM
          21, GEM 21S and GEM 21A (each, a "BMPI Mark") solely on and in connection with the sale of the Licensed Products; however, Luitpold shall not use any of the BMPI Marks as

                                        9

          or as part of its corporate or business name or the name of any business entity or division which is controlled by it, whether an affiliate or otherwise. Luitpold covenants that the materials in connection with which Luitpold uses any of the BMPI Marks shall be of as high a quality as the materials in connection with which Luitpold uses its own marks. Upon written request by BMPI no more than once per calendar year, Luitpold shall furnish to BMPI, without charge, representative samples of all printed items used or to be used by
          Luitpold that bear the BMPI Marks to ensure appropriate size, placement and usage of the BMPI Marks. Luitpold does not have, and shall not acquire, any interest in any other of BMPI's trademarks or trade names unless otherwise expressly agreed by BMPI in writing.
          BMPI's name may appear on the packaging and labeling for the Licensed
          Products and in material included therewith to the extent required by law; provided, however, that each such use must be approved in writing by BMPI (which approval shall not be unreasonably withheld). Luitpold shall not otherwise use the name of BMPI, or disclose the existence of this Agreement for any marketing, advertising or promotional purpose, without BMPI's prior written consent.

8.   Representations and Warranties. Each Party represents and warrants to the other that (a) such Party is a corporation duly organized and validly existing under the laws of the state or other jurisdiction of incorporation or formation; (b) the execution and performance of this Agreement by such
     Party has been duly authorized by all requisite corporate action; and (c)
     the execution and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and, to its knowledge, will not violate any law, rule or regulation applicable to such
     Party.

9.   Indemnification.

     9.1. Indemnification by BMPI. BMPI shall defend Luitpold and its directors, officers and employees and any Affiliate from and against any and all claims and suits brought by an independent third party to the extent based upon, and shall indemnify and hold Luitpold and its directors, officers and employees and any Affiliate harmless from and against any and all losses, damages, penalties, liabilities, judgments, amounts paid in settlement, fines and expenses (including court costs and reasonable fees of attorneys and other professionals) for product liability caused by failure of the Licensed Products purchased by
          Luitpold from BMPI to conform to mutually agreed upon specifications.

     9.2. Indemnification by Luitpold. Luitpold shall defend BMPI and its directors, officers and employees and any Affiliate from and against any and all claims and suits brought by an independent third party to the extent based upon, and shall indemnify and hold BMPI and its directors, officers and employees and any Affiliate harmless from and against any and all losses, damages, penalties, liabilities, judgments, amounts paid in settlement, fines and expenses (including court costs and reasonable fees of attorneys and other professionals)
          for (a) any product liability or other claim relating to the unloading, storage, handling, use, disposal or performance of the
          Licensed Products, except to the extent caused by failure of the
          Licensed Products to conform to mutually agreed upon specifications.

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     9.3. Conditions of Indemnification. A Party seeking indemnification shall give prompt written notice to the indemnifying Party of the commencement of any action, suit, or proceedings for which indemnification may be sought, and the indemnifying Party, through counsel satisfactory to the indemnified Party (and, if the indemnified
          Party is BMPI, the approval of Licensors) shall assume the defense thereof; provided, however, that the indemnified Party shall be entitled to participate in any such action, suit, or proceeding with counsel of its own choice, but at its own expense. If the indemnifying
          Party fails to assume the defense within a reasonable time, the indemnified Party may assume such defense and the fees and expenses of its attorneys will be covered by the indemnity provided for in Section
          9.1 or 9.2 as applicable. Notwithstanding anything in this Article 9 to the contrary, an indemnifying Party shall not, without the written consent of the indemnified Party, which consent shall not be unreasonably withheld:

          9.3.1. settle or compromise any action, suit, or proceeding or consent to the entry of any judgment which does not include as an
               unconditional term thereof the delivery by the claimant or plaintiff to the indemnified Party of a written release from all liability in respect of such action, suit, or proceeding; or

          9.3.2. settle or compromise any action, suit, or proceeding in any manner which may adversely affect the indemnified Party or its
               Affiliates.

     9.4. Insurance. During the term of the Agreement, each Party shall maintain a policy or policies of commercial general liability insurance, which includes product liability insurance, in an amount of no less than ten
          Million Dollars ($10,000,000), with a deductible and/or self-insurance retention of no greater than $500,000, and shall name the other Party as an additional insured under its policy.

10.  Disclaimer of Warranties, Limitation of Liability.

     10.1. Limited Warranty. BMPI warrants to Luitpold that the Licensed
          Products in each shipment (a) shall have been produced in accordance with QSR and/or cGMP; (b) shall conform to the Specifications and the accompanying Certificate of Analysis on the date that the shipment is delivered to Luitpold; and (c) shall not be adulterated or misbranded and shall comply with the Federal Food, Drug and Cosmetic Act, FDA approvals and otherwise with all applicable laws or regulations.

     10.2. Exclusive Remedy. In the event of any failure by a shipment of the
          Licensed Products to conform, in any material respect, to the warranty set forth in Section 10.1, the only liability of BMPI to Luitpold, and
          Luitpold's sole and exclusive remedy, shall be BMPI's use of commercially reasonable efforts to replace the shipment in accordance with Section 3.3. Only in the event that the Licensed Products received by Luitpold do not conform to the Section 10.1 Warranty and after the use of commercially reasonable efforts to replace the shipment is unsuccessful, BMPI shall refund payment to Luitpold.

                                       11

     10.3. Disclaimer of Warranties. EXCEPT AS OTHERWISE SET FORTH HEREIN, BMPI
          DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE
          LICENSED PRODUCTS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF
          MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

11.  Term and Termination.

     11.1. Term. The initial term of this Agreement shall commence on the
          Effective Date and shall continue until the seventh anniversary of the
          Effective Date (the "Initial Term"). Unless earlier terminated pursuant to this Agreement, this Agreement shall renew at the end of the Initial Term for subsequent one (1) year renewal terms (each, a
          "Renewal Term," and together with the Initial Term, the "Term"), unless either party gives at least six (6) months notice of intent not to renew.

     11.2. Termination for Cause. Either Party may terminate this Agreement for cause if the other Party materially breaches any material provision of this Agreement and fails to cure such breach within sixty (60) days after receipt of notice thereof.

     11.3. Survival. Sections 4, 5, 6, 7, 9, 11.3, and 12; and any payment obligations of the parties hereunder accruing prior to the date of termination; and any other provision herein expressly surviving termination or necessary to interpret the rights and obligations of the parties in connection with the termination of the term of this
          Agreement will survive the termination or expiration of this
          Agreement.

12.  Miscellaneous.

     12.1. Limitation of Liability.

          12.1.1. EXCEPT FOR ANY BREACH OF THE OBLIGATIONS OF CONFIDENTIALITY
               SET FORTH IN SECTION 6, NEITHER PARTY SHALL HAVE ANY LIABILITY TO
               THE OTHER PARTY OR ITS AFFILIATES FOR ANY LOSS OF PROFITS,
               SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR
               INCIDENTAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT
               HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING
               NEGLIGENCE), WHETHER OR NOT A PARTY HAS BEEN ADVISED OF THE
               POSSIBILITY OF SUCH DAMAGES.

          12.1.2. IN NO EVENT SHALL BMPI'S TOTAL LIABILITY FOR DAMAGES FOR
               CLAIMS ARISING IN CONNECTION WITH LICENSED PRODUCTS DELIVERED TO
               LUITPOLD DURING ANY ONE (1) YEAR PERIOD UNDER THIS AGREEMENT
               EXCEED THE TOTAL AMOUNT OF PAYMENTS MADE TO BMPI BY LUITPOLD
               DURING SUCH ONE (1) YEAR PERIOD.

                                       12

     12.2. No Agency. Nothing herein contained shall be deemed to create an agency, joint venture, amalgamation, partnership or similar relationship between BMPI and Luitpold. Notwithstanding any of the provisions of this Agreement, neither Party shall at any time enter into, incur or hold itself out to third Parties as having authority to enter into or incur, on behalf of the other Party, any commitment, expense or liability whatsoever, and all contracts, expenses and liabilities undertaken or incurred by one Party in connection with or relating to the development, manufacture or sale of Products shall be undertaken, incurred or paid exclusively by that Party, and not as an agent or representative of the other Party. The Parties hereto agree that each is acting as an independent contractor and not as an agent or partner of the other by virtue of this Agreement.

     12.3. Severability. If any provision of this Agreement shall be found to be void, invalid or unenforceable, the same shall either be conformed to the extent necessary to comply with applicable law or stricken if not so conformable, so as not to affect the validity of this Agreement.

     12.4. Notices. All notices, requests, demands, waivers, consents, approvals or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, or by, recognized commercial courier service, and delivered by facsimile transmission, as follows:

          If to BMPI:            BioMimetic Pharmaceuticals, Inc.
                                 330 Mallory Station, Suite A-1
                                 Franklin, TN 37067
                                 Attention: President and CEO
                                 FAX: 615-844-1281

          With a copy to:        Harwell Howard Hyne Gabbert & Manner, P.C.
                                 315 Deaderick Street, Suite 1800
                                 Nashville, TN 37238
                                 Attention: Mark Manner
                                 FAX: 615-251-1059

          If to Luitpold:        Luitpold Pharmaceuticals, Inc.
                                 One Luitpold Drive
                                 Shirley, NY 11967
                                 Attention: President and CEO
                                 FAX: 631-924-8650

          With a copy to:        Sonnenschein Nath & Rosenthal LLP
                                 1301 K Street, N.W.
                                 Suite 600 East Tower
                                 Washington, DC 20005
                                 Attention: Peter S. Reichertz
                                 FAX: 202-408-6399

                                       13

          or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed effective (a) as of the date so delivered either personally or by facsimile transmission or courier service; or (b) on the third
          (3rd) business day after the same has been mailed.

     12.5. Force Majeure. Neither Party to this Agreement shall be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to causes beyond its reasonable control, including, without limitation, acts of God, fires, earthquakes, strikes and labor disputes, acts of war, or threatened acts of war, acts of terror or threatened acts of terror, civil unrest, or intervention of any governmental authority, but any such delay or failure shall be remedied by such Party as soon as is reasonably possible. If the force majeure event persists for longer than ninety (90) days, Luitpold shall have the right to find an alternate supply of the Licensed Product until such time as BMPI can resume its obligations.

     12.6. Assignments. This Agreement may not be assigned by Luitpold without the written prior consent of BMPI; provided Luitpold may assign this
          Agreement to an acquiror of all or substantially all of its assets.
          This Agreement shall inure to the benefit of and be binding on the
          Parties' permitted assigns, and successors in interest.

     12.7. Waivers and Modifications. The failure of any Party to insist on the performance of any obligation hereunder shall not act as a waiver of such obligation. No waiver, modification, release, or amendment or any obligation under this Agreement shall be valid or effective unless in writing and signed by both Parties hereto.

     12.8. Choice of Law. This Agreement is subject to and shall be construed and enforced in accordance with the laws of the State of Tennessee without reference to its choice of law provisions.

     12.9. Dispute Resolution. The Parties agree that prior to any arbitration concerning this Agreement, an executive officer of BMPI and Luitpold with authority to resolve the dispute will meet within ten (10) days of a written request by either Party to the other and will attempt in good faith to negotiate a resolution to the dispute. If the Parties are unable to negotiate a resolution to the dispute within twenty (20)
          days of commencing negotiations, either Party may initiate arbitration proceedings by written request to the other. Except as otherwise specifically provided herein, all controversies and claims under this
          Agreement shall be settled by binding arbitration by a panel of three
          (3) arbitrators pursuant to the Commercial Arbitration Rules of the
          American Arbitration Association. The arbitration shall be conducted in New York, New York. Each Party shall select one arbitrator and the two arbitrators so selected shall jointly select a third arbitrator.
          The decision reached by the arbitrators shall be conclusive and binding upon the Parties hereto and may be filed with the clerk of any court of competent jurisdiction. Each of the Parties shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared. Notwithstanding anything to the contrary in this
          Section 12.9, either Party may seek

                                       14

          immediate injunctive relief from any court of competent jurisdiction for the protection of its intellectual property or Confidential
          Information.

     12.10. Headings. Section headings are for convenience only and will not be deemed to affect in any way the language of the provisions to which they refer.

     12.11. Execution. This Agreement shall be executed in duplicate, both of which shall be deemed to be originals, and both of which shall constitute one and the same agreement.

     12.12. Entire Agreement. This Agreement constitutes the entire agreement between the Parties as to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by this
          Agreement.

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized Representatives as of the day and year first above written.

BioMimetic Pharmaceuticals, Inc.             Luitpold Pharmaceuticals, Inc.

By: /s/ Samuel Lynch                         By: /s/ Mary Jane Helenek
    ----------------------------                 -------------------------------
Name: Samuel Lynch                           Name: Mary Jane Helenek
Title: President                             Title: President, CEO

                                             By: /s/ Jean M Bellin
                                                 -------------------------------
                                             Name: JEAN M BELLIN
                                             Title: VICE PRESIDENT OHD

                                       15

                                    EXHIBIT A

                        DESCRIPTION OF LICENSED PRODUCTS

A two component device consisting essentially of

     o    Recombinant human platelet-derived growth factor BB homodimer,
          rhPDGF-BB meeting the specifications set forth in Exhibit B

     o    Beta tricalcium phosphate, 'b'-TCP, meeting the specifications set forth in Exhibit B.

The components are individually packaged together in a single Unit of Licensed
Product.

                                       16

                                    EXHIBIT B

                      SPECIFICATIONS FOR LICENSED PRODUCTS

**

                                        17

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

**

                                       18

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

                                    EXHIBIT C

                              ROLLING FORECAST FORM
------------------------------------------------------
LUITPOLD FORECAST DATE: 3/01/04
------------------------------------------------------
             PERIOD               UNITS
------------------------------------------------------
Q2-04 BINDING QUARTER
------------------------------------------------------
   April 2004
------------------------------------------------------
   May 2004
------------------------------------------------------
   June 2004
------------------------------------------------------

------------------------------------------------------
Q3-04 BINDING QUARTER
------------------------------------------------------
   July 2004
------------------------------------------------------
   August 2004
------------------------------------------------------
   September 2004
------------------------------------------------------

------------------------------------------------------
Q4-04 BINDING QUARTER
------------------------------------------------------
   October 2004
------------------------------------------------------
   November 2004
------------------------------------------------------
   December 2004
------------------------------------------------------

------------------------------------------------------
Q1-05 NON-BINDING QUARTER
------------------------------------------------------
   January 2005
------------------------------------------------------
   February 2005
------------------------------------------------------
   March 2005
------------------------------------------------------

------------------------------------------------------
Q2-05 NON-BINDING QUARTER
------------------------------------------------------
   April 2005
------------------------------------------------------
   May 2005
------------------------------------------------------
   June 2005
------------------------------------------------------

------------------------------------------------------
Q3-05 NON-BINDING QUARTER
------------------------------------------------------
   July 2005
------------------------------------------------------
   August 2005
------------------------------------------------------
   September 2005
------------------------------------------------------

                                       19

                                    EXHIBIT D

                           MINIMUM ORDER REQUIREMENTS

During each twelve (12) consecutive month period after the First Purchase Order
(Year 1, Year 2, etc.), Luitpold shall be obligated to order and pay for the quantity of Units set forth below:

--------------------------------------------------------------------------------
YEAR           YEAR 1   YEAR 2    YEAR 3    YEAR 4    YEAR 5    YEAR 6    YEAR 7
--------------------------------------------------------------------------------
**             **       **        **        **        **        **        **
--------------------------------------------------------------------------------

If the parties agree to the use of a different carrier, in addition to the minimum order requirements of Units as provided herein, Luitpold will pay the purchase price for the minimum amount of beta-TCP ("Compound") that BMPI is required to purchase pursuant to its Supply Agreement with Orthovita Inc. dated
August 2, 2002. The Orthovita Supply Agreement provides that such minimum amount of Compound that shall be purchased during each twelve (12) consecutive month period after the First Purchase Order shall be as follows:

--------------------------------------------------------------------------------
YEAR                YEAR 1   YEAR 2   YEAR 3   YEAR 4   YEAR 5   YEAR 6   YEAR 7
--------------------------------------------------------------------------------
**                  **       **       **       **       **       **       **
--------------------------------------------------------------------------------

                                       20

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.

                                    EXHIBIT E

                               BMPI CONTACT PERSON

James Monsor
Senior Director, Operations
BioMimetic Pharmaceuticals, Inc.
330 Mallory Station Rd
Suite A
Franklin, TN 37067

                                FAX: 615-844-1281

                                       21

                                    EXHIBIT F

                          PRODUCT STORAGE INSTRUCTIONS

Store product according to label storage conditions printed on kits.

                                       22

                                    EXHIBIT G

**

**   REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND SEPARATELY FILED WITH THE
     SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
     TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED.